Exhibit 10.26

EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SIXTH AMENDMENT TO

FIRST AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of October 8, 2020

Between:

GUILD MORTGAGE COMPANY, as Seller

and

JPMORGAN CHASE BANK, N.A., as Buyer

This Amendment

The Parties hereby amend (for the sixth time) the First Amended and Restated Master Repurchase Agreement dated December 14, 2018 between them (the “A&R MRA”, as amended by that certain First Amendment to First Amended and Restated Master Repurchase Agreement date June 21, 2019, the Second Amendment to First Amended and Restated Master Repurchase Agreement dated December 13, 2019, the Third Amendment to First Amended and Restated Master Repurchase Agreement dated February 21, 2020, the Omnibus Letter Agreement dated April 30, 2020, the Fourth Amendment to First Amended and Restated Master Repurchase Agreement dated June 23, 2020 and the Fifth Amendment to the First Amended and Restated Master Purchase Agreement dated as of July 24, 2020 and as hereby and supplemented, further amended or restated from time to time, the “MRA”).

All capitalized terms used in the MRA and used, but not defined differently, in this amendment (this “Amendment”) have the same meanings here as there.

The Sections of this Amendment are numbered to correspond with the numbering of the Sections of the MRA amended hereby.

RECITALS

WHEREAS, Buyer and Seller are parties to the MRA, pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a master repurchase facility.

WHEREAS, on September 22, 2020, Guild Mortgage Company, LLC, a Delaware limited liability company (“GMCLLC”), changed its name to Guild Investors, LLC (“GILLC”).

WHEREAS, Seller and Guild Holdings Company, a Delaware corporation (“GHC”) intend to carry out certain internal restructuring and other transactions, including (i) the contribution (the “Contribution”) by GILLC of 100% of the issued and outstanding equity interests of Seller to GHC, (ii) substantially simultaneously with the Contribution, the conversion (the “Conversion”) of Seller from a California corporation to Guild Mortgage Company, LLC, a California limited liability company, (iii) the dissolution of GILLC, and (iv) the sale of shares of common stock of GHC to public investors.

WHEREAS, Buyer and Seller are prepared to amend the MRA, subject to the consummation of the Transactions, on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Applicability

A. Effective upon the date of the Conversion, Section 1 of the A&R MRA is hereby amended to read as follows:

From time to time before the Termination Date, the parties hereto (the “Parties”) may enter into transactions in which Guild Mortgage Company, LLC, a California limited liability company (“Seller”) agrees to transfer to JPMorgan Chase Bank, N.A. (together with its successors and assigns, “Buyer”) Mortgage Loans (including their Servicing Rights, defined below) on a servicing released basis against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller those Mortgage Loans (including their Servicing Rights) on a servicing released basis at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to in this Agreement as a “Transaction” and shall be governed by this Agreement. Buyer shall have no obligation to enter into any Transaction on or after the Termination Date. From and after the Conversion, any reference to “Guild Mortgage Company” in this Agreement shall be deemed to be a reference to “Guild Mortgage Company, LLC”.

2.	Definitions; Interpretation

A. Effective upon the consummation of the Contribution, the definitions of “Change in Control” and “Guarantor” in Section 2(a) of the A&R MRA are hereby amended to read as follows:

“Change in Control” means the occurrence of any of the following events:

(a) an acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of Equity Interests of Seller or Guarantor, as the context requires at any time if after giving effect to such acquisition, of [***] or more of the outstanding voting Equity Interests on a fully diluted basis, (b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors or other governing body of Seller or Guarantor, as applicable by Persons who were not (i) directors or the equivalent of Seller or Guarantor, as applicable on the Effective Date of this Agreement or (ii) nominated or appointed by such board of directors or other governing body, or (c) the acquisition of direct or indirect Control of Seller or Guarantor, as the context requires by any Person or group other than Investor; provided, however, that the following shall not constitute a Change in Control: (1) any acquisition of Equity Interests by one or more Investors; or (2) any acquisition of Equity Interests by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company.

Notwithstanding anything to the contrary contained herein, the IPO Transactions shall not constitute a Change in Control.

“Guarantor” means, from and after the Contribution, each of the Company and any Person who hereafter executes a guaranty to support the obligations of Seller under this Agreement and the other Transaction Documents.

B. Effective upon the consummation of the Contribution, the following definitions are each respectively added to Section 2(a) of the A&R MRA in alphabetical order:

“Board” means the board of directors of the Company.

“Company” means Guild Holdings Company, a Delaware corporation, or its successor.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

“Investor” means, collectively, (i) [***], any other investment funds affiliated with [***], and any company or other entity controlled by, controlling or under common control with [***] or any such investment fund (other than any portfolio company) (the “[***] Investors”) and (ii) provided that the [***] Investors own [***] of the voting power of the Company, any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the 1934 Act or any successor provision) with the [***] Investors and that, directly or indirectly, holds or acquires beneficial ownership of voting securities of the Company entitled to vote generally in the election of directors.

“IPO Transactions” collectively, (i) the contribution (the “Contribution”) by Guild Investors, LLC, a Delaware limited liability company, of 100% of the issued and outstanding equity interests of Seller to the Company, (ii) the conversion (the “Conversion”) of Seller from a California corporation to Guild Mortgage Company, LLC, a California limited liability company, (iii) the dissolution of Guild Investors, LLC, a Delaware limited liability company, and (iv) the sale of common stock of the Company to public investors.

“Sixth Amendment to A&R MRA” means the Sixth Amendment to First Amended and Restated Master Repurchase Agreement dated October 8, 2020.

7.	Conditions Precedent

A. The following is hereby added as a new Section 7(c) to the A&R MRA:

(c) Conditions Precedent to Sixth Amendment to MRA. The amendments set forth in Section 1 and Section 2 of the Sixth Amendment to the A&R MRA and Section 35 of the Sixth Amendment to A&R MRA shall automatically become effective upon (and subject to) the Contribution, subject to the satisfaction of each of the following conditions precedent (any of which Buyer may electively waive, in Buyer’s sole discretion):

(i) on or before the date of the Contribution, Company shall have delivered the Guaranty in form and substance satisfactory to Buyer and its counsel;

(ii) on or before the date of the Conversion, Seller shall have delivered an Officer’s Certificate with all organizational documents reasonably requested by Buyer, in form and substance reasonably satisfactory to Buyer and its counsel;

(iii) on or before the date of the Contribution, Company shall have delivered an Officer’s Certificate with all organizational documents reasonably requested by Buyer, in form and substance reasonably satisfactory to Buyer and its counsel; and

(iv) on the date of the Contribution, GMCLLC shall have delivered the Release of Guaranty (“Release of Guaranty”) in form and substance reasonably satisfactory to Buyer and its counsel.

35.	IPO Transactions.

A. The foregoing caption and following text are hereby added as a new Section 35 to the A&R MRA:

Effective upon the consummation of the Contribution, (1) the Company shall succeed to, and be substituted for, assume all obligations of, and may exercise every right and power of, Guild Investors, LLC under the Agreement, with the same effect as the Company had been named as Guarantor in the Agreement, as evidenced by that certain Guaranty to be executed by Company, and the Release of Guaranty to be executed by Guild Investors, LLC, both effective as of the date of the Contribution, and (2) Guild Investors, LLC shall be removed as a party to, no longer be deemed bound by, cease to have any rights under, and be otherwise released from all obligations and liabilities under, the Agreement pursuant to the terms of the Release of Guaranty to be executed by Guild Investors, LLC.

Buyer hereby consents to the IPO Transactions and hereby agrees that, notwithstanding anything to the contrary in this Agreement (including, but not limited to, Section 12(a)(xviii) thereto), the consummation of the IPO Transactions and any transaction related thereto shall not constitute a Default or an Event of Default. Notwithstanding the foregoing, except as expressly set forth in the Sixth Amendment to the A&R MRA, no provision of this consent to the IPO Transactions shall be deemed to waive or modify any other rights, powers, or privileges of Buyer as the Buyer under the Agreement or under any of the other Transaction Documents to matters unrelated to the IPO Transactions.

Seller hereby represents and certifies that, following the IPO Transactions and upon the effectiveness of this Amendment, Seller’s representations and warranties set forth in Section 10 of the A&R MRA, as amended by this Amendment, are true and correct in all material respects.

(The remainder of this page is intentionally blank; counterpart signature pages follow.)

As amended hereby, the A&R MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Preeti Yeung
Preeti Yeung
Authorized Officer

GUILD MORTGAGE COMPANY

By:	/s/ Amber Elwell
Amber Elwell
CFO

Acknowledged and Agreed to:

GUILD HOLDINGS COMPANY, a Delaware corporation

By:	/s/ Amber Elwell
Name: Amber Elwell
Title: CFO

[Signature page to Sixth Amendment to First Amended and Restated Master Repurchase Agreement]